Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T03985-TBD For Against Abstain ! !! ! !! ! !! LCI INDUSTRIES 1. To adopt the Agreement and Plan of Merger, dated as of June 30, 2026 (the “merger agreement”), by and among Patrick Industries, Inc. ("Patrick"), Planet First Merger Sub, Inc., a direct wholly owned subsidiary of Patrick (“First Merger Sub”), Planet Second Merger Sub LLC, a direct wholly owned subsidiary of Patrick (“Second Merger Sub”), and LCI Industries ("LCI"), pursuant to which First Merger Sub will merge with and into LCI (the “first merger” and such surviving entity, the “initial surviving entity”), and immediately thereafter, the initial surviving entity will merge with and into Second Merger Sub (the “second merger” and, together with the first merger, the “merger”), and each outstanding share of common stock, par value $0.01 per share, of LCI (with certain exceptions described in the accompanying joint proxy statement/prospectus) will be converted into the right to receive 1.2440 shares of common stock, no par value per share, of Patrick; The Board of Directors unanimously recommends you vote "FOR" the following proposals: 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to LCI named executive officers that is based on or otherwise relates to the merger; and 3. To approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes to adopt the merger agreement. NOTE: In their discretion, the persons named as proxies are authorized to vote on any other business that may properly come before the special meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTE▷ LCI INDUSTRIES 3501 COUNTY ROAD 6 EAST ELKHART, IN 46514 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on November 17, 2026 for shares held directly. Have this proxy card in hand when you access the website and follow the instructions. During The Meeting - Go to www.virtualshareholdermeeting.com/LCII2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on November 17, 2026 for shares held directly. Have this proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Exhibit 99.2

T03986-TBD LCI INDUSTRIES Special Meeting of Stockholders November 18, 2026 at 9:00 a.m., Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John A. Sirpilla, Hilary R. Johnson, and Kelly M. Stanley, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of LCI Industries that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of LCI Industries, which will be held in a virtual format only via live webcast at www.virtualshareholdermeeting.com/LCII2026SM at 9:00 a.m., Eastern Time, on November 18, 2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted "FOR" proposal 1, "FOR" proposal 2 and "FOR" proposal 3 and, to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Special Meeting of Stockholders and at any adjournment or postponement thereof. (Continued and to be marked, dated and signed on reverse side)